EXHIBIT 99.2

STORCH AMINI MUNVES PC

A New York Professional Corporation

2 Grand Central Tower

New York, New York 10017

Tel: 212.490.4100 Fax:212.490.4208

E-mail storch@samlegal.com

STEVEN G. STORCH

Member NY and IL Bars

June 12, 2006

VIA TELECOPIER

Ministry of Information Development

State Enterprise “Registru”

42 Pushkin Street

Chisinau

Republic of Moldova

Attn: V. Molojen

Dear Sirs:

As you know from our letter to you, dated June 9, 2006 (the “Letter”), we represent Intercomsoft Ltd., a wholly owned subsidiary of Trimol Group, Inc., with respect to its claims against the Government of Moldova (the “Government”) under that certain Contract on Leasing Equipment and Licensing Technology, dated April 29, 1996, between the Ministry of Economics, Republic of Moldova and our client (the “Supply Agreement”). We write to supplement the Letter.

Please note that the $2,021,046 referenced in the Letter due as basic lease and license payments under the Supply Agreement represents the amount due for the months of January, February, March, and April, 2006 and does not include May 2006 as previously stated in the Letter. With interest, the amount due for January through April 2006 is $2,518,372.79. The May 2006 payment is due and owing under the renewal provision of the Supply Agreement, as is the June 2006 payment.

Additionally, the payments due and specified in the Letter shall be made by wire transfer to our account. The particulars of said account are set forth below:

Bank:	Citibank, N.A.
330 Madison Avenue
New York, NY 10017

ABA #:	021000089

Account #:	95063206

Account Name:	Storch Amini & Munves, P.C.
Attorney Escrow Account Iola
140 East 45th Street, 25th Floor
New York, NY 10017

We look forward to payment and compliance with your contractual obligations by June 16, 2006, as set forth in the Letter.

Very truly yours,

/s/ Steven G. Storch

Steven G. Storch

cc:	(by telecopier – 202-667-1204)
Embassy of the Republic of Moldova
2101 S. Street, NW
Washington, DC 20008